UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: February 16, 2011)

Texas Rare Earth Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-53482	87-0294969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, Texas 77056
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 209-2911

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Election of Directors.

On February 16, 2011, the board of directors of the Company adopted a resolution to appoint General Gregory Martin as a director of the Company to fill an existing vacancy.  General Martin will qualify and serve as an independent director.

General Martin, 62, USAF (retired), graduated from the United States Air Force Academy in 1970 and served as an Air Force officer for more than 35 years before retiring from the Air Force in 2005.  Since retirement, General Martin has served as a consultant and board member for several aerospace and defense sector corporations.  He has also served as a course facilitator and senior mentor for several universities and for the Joint Forces Command and the National Defense University.

While on active duty, General Martin flew fighter aircraft in Southeast Asia during the Vietnam conflict and then continued to lead and command operational forces in the field up to and including the United States Air Forces in Europe and the NATO Air Forces Northern Europe Commands in support of Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom.  His last assignment was as the Commander, Air Force Materiel Command at Wright- Patterson AFB, Ohio. In that capacity, he led nearly 80,000 personnel responsible for the Air Force Research Laboratory, all Air Force Acquisition support and Test and Evaluation operations, as well as the three Air Force Air Logistics Centers, responsible for the Air Force’s Major Repair and Overhaul (MRO) activities.

In connection with the appointment of General Martin, the Company and General Martin entered into a director’s agreement (the “Director’s Agreement”), pursuant to which the Company granted to General Martin an option to purchase 60,000 shares of common stock, exercisable at $2.50 per share, as compensation for services to be provided by General Martin as an independent director.  At the election of the Company’s board of directors, General Martin may be issued additional equity awards upon each anniversary of the effective date of the Director’s Agreement.  General Martin will also be reimbursed all reasonable costs associated with attending meetings and otherwise fulfilling his obligations under the Director’s Agreement.

The foregoing summary of Director’s Agreement is qualified in its entirety by reference to the Director’s Agreement filed as Exhibit 10.1 of this Report, which is incorporated herein by reference.  A copy of the press release announcing the appointment of General Martin to the Company’s board of directors is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Directors Agreement, dated February 16, 2011, by and between the Company and General Gregory Martin
99.1	Press Release dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2011

TEXAS RARE EARTH RESOURCES CORP.

By:	/S/ Dan Gorski
Dan Gorski, Chief Executive Officer